UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2017

Apptio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37885	26-1175252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 NE 8th Street, Suite 600 Bellevue, WA		98004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 470-0320

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2017, the Board of Directors (the “Board”) of Apptio, Inc. (the “Company”) increased the size of the Board to eight directors, and appointed Kathleen Philips to serve as a director of the Company, with the appointment effective immediately. Ms. Philips has been with Zillow Group, Inc. since 2010, and has served as Zillow Group’s chief financial officer and treasurer since August 2015, chief legal officer since September 2014, and secretary since July 2010. Ms. Philips has also been appointed to serve on the Audit Committee and Compensation Committee of the Company. Ms. Philips will participate in the standard compensation program for non-employee directors, as set forth in the Company’s Outside Directors Compensation Policy, a copy of which was filed with the Company’s Form S-1/A on September 12, 2016. In addition, the Company expects to enter into an indemnification agreement with Ms. Philips in substantially the form filed as Exhibit 10.10 to its Form S-1 filed on August 26, 2016. There is no arrangement or understanding pursuant to which Ms. Philips was appointed as a director, and there are no related party transactions between the Company and Ms. Philips that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by Apptio, Inc. dated June 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Apptio, Inc.

Date: June 1, 2017	By:	/s/ John Morrow
John Morrow
EVP, Corporate Development, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press release issued by Apptio, Inc. dated June 1, 2017.